UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 3, 2023

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

1-2893	Louisville Gas and Electric Company			61-0264150
(Exact name of Registrant as specified in its charter)
Kentucky
220 West Main Street
	Louisville,	KY	40202-1377
	(502)	627-2000

1-3464	Kentucky Utilities Company			61-0247570
(Exact name of Registrant as specified in its charter)
Kentucky and Virginia
One Quality Street
	Lexington,	KY	40507-1462
	(502)	627-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

Section 7 – Regulation FD Disclosure (PPL Corporation)

Item 7.01. Regulation FD Disclosure

Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU" and collectively with LG&E, the "Companies"), subsidiaries of PPL Corporation ("PPL"), sustained damage from extraordinary storms on March 3, 2023. PPL does not expect that the cost of the storms' damage and related restoration and repair activities will significantly affect its business outlook and reaffirms at this time its previously provided 2023 earnings forecast as discussed in its Current Report on Form 8-K and exhibits filed on February 17, 2023.

Section 8 – Other Events (LG&E and KU)

Item 8.01. Other Events

On Friday, March 3, 2023, LG&E and KU experienced significant rain and wind storm activity in their service territories, resulting in substantial damage to certain of the Companies' assets. Cumulatively, the storms impacted over 380,000 of the Companies’ electric customers and involved approximately 3,300 downed power lines and 700 utility poles. As of Wednesday, March 8, 2023, approximately 16,000 customers remained affected.

The Companies' preliminary estimate of the cost of the storm's damage and of related restoration and repair activities, including capital and operations and maintenance costs, is approximately $80 million to $100 million; however, actual costs will not be known until all repairs are completed. The Companies estimate that approximately 60% of the costs will be incurred at KU and 40% at LG&E. Of these amounts, approximately 75% are expected to be capitalized and approximately 25% are expected to be operations and maintenance expenses. The Companies expect to request from the Kentucky Public Service Commission ("KPSC") the authority to treat the extraordinary storm operations and maintenance expenses as a regulatory asset and defer such costs for accounting purposes. Historically, the KPSC has granted such requests in similar circumstances with respect to past storms, but there can be no assurance that they will do so in this case. If approved, the Companies anticipate requesting recovery of the expenses over a suitable period in a subsequent rate proceeding. The Companies will continue to repair damage caused by the storm and to evaluate the storm's cost and applicable accounting and regulatory treatments, but cannot predict whether such costs will be recovered through their rates.

Cautionary Statement on Forward-Looking Statements

Statements in this report regarding future events and their timing, including statements as to future costs or expenses, regulation, corporate strategy and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL and the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; and final negotiated terms and conditions in any prospective contracts and the progress of actual repairs, purchase or installation of assets or operations. All forward-looking statements should be considered in light of these important factors and in conjunction with the Companies’ Form 10-K and other reports on file with the Securities and Exchange Commission.

As provided in General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934,

as amended, nor shall any such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

KENTUCKY UTILITIES COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

Dated:  March 8, 2023